UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 23, 2008

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 362-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sales of Equity Securities

On July 23, 2008, Telanetix, Inc., entered into a consultant agreement pursuant to which it agreed to issue 1,200,000 shares of its common stock to a consultant in exchange for services.  Such shares will be issued within 30 days of July 23, 2008.

The table below sets forth information related to other recent issuances of unregistered shares of common stock by Telanetix, Inc.:

Date of Issuance	Description
July 18, 2008	25,023 shares issued upon conversion of convertible debentures
July 15, 2008	25,946 shares issued upon conversion of convertible debentures
April 29, 2008	486,651 shares issued in respect of monthly principal payments on outstanding convertible debentures

Each of the transactions described above was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and/or, with respect to the issuance of common stock upon conversion of debentures, Section 3(a)(9) thereof.  None of the transactions was conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering, and, with respect to the issuance of common stock upon conversion of the debentures, shares of common stock were exchanged for outstanding debentures exclusively with the holder thereof and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: July 28, 2008	By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer

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